EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 XOX CORPORATION

                          ----------------------------

                     PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          ----------------------------


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is XOX Corporation, which is the name under which the Corporation was originally incorporated; and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware was September 16, 1985.

         2. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of XOX Corporation, without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the single instrument hereinafter set forth.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by a written action and resolution of the Board of Directors of the Corporation effective June 1, 2002 passed by a majority of the Corporation's stockholders at their annual meeting held on June 10, 2002 and adjourned until June 27, 2002, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall read as follows:

                  FIRST: The name of the Corporation is XOX Corporation.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, are to conduct any lawful business, to promote any lawful purpose,





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and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH:

          1. Shares of Stock. The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000. The par value of each of such shares is $.025. These shares shall consist of 20,000,000 common shares, 5,000,000 shares of preferred stock and 5,000,000 undesignated shares. The Board of Directors is authorized to establish, in the manner provided by law, one or more classes or series of shares (which may include, but is not limited to, designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         2. Designation. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         2A. The number of shares constituting that series and the distinctive designation of that series;

         2B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         2C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         2D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         2E. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         2F. Whether that series shall have a sinking fund for the redemption of purchase of shares of that series, and, if so, the terms and amount of such sinking fund;



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         2G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         2H. Any other relative rights, preferences and limitations of that series.

         2I. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         3. No Cumulative Voting. There shall be no cumulative voting by the shareholders of the Corporation.

         4. No Preemptive Right. Except as may be otherwise provided by the Board of Directors, no holder of any shares of stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares. Transfer of shares of the stock of the Corporation shall be restricted as provided for by such shareholder agreement as shall be on file with the Secretary of the Corporation.

                  FIFTH: The Corporation is to have perpetual existence.

                  SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver of receivers appointed for this Corporation under ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the



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Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. Classification of Board.

         1A. The Board of Directors of the Corporation shall consist of at least one (1) or more members, as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Each member of the Board of Directors need not be a Stockholder of the Corporation.

         1B. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. Each class of directors whose term shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         1C. Notwithstanding any other provisions of this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, with or without cause and only by the affirmative vote of the holders of two-thirds (2/3) or sixty-six and sixty-seven one hundredths percent (66.67%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         1D. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the





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provision of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of paragraph (b) (2) of ss.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  EIGHTH: The Corporation shall, to the fullest extent permitted by ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  NINTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

                  ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.



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